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                                                  Exhibit A


                        [WILLIAM W. HOUCK Letterhead]




Dr. J. Elmaleh,
Chairman of the Board
Chief Executive Officer
Isramco, Inc.

I hereby submit my resignation as President and as a Member of the Board of Directors of Isramco, Inc. effective 5 p.m. September 26, 1995.

As you may recall, this matter was discussed with you in January, 1995, as it was my desire to remove my name from the list of nominees for the Board to be elected in July, 1995. It was then, as well as now, my desire to take full retirement, and I have prevsiously terminated all my other affiliations as an officer and/or Director of the other companys involved.

Reference is made to the Employment Agreement between Isramco, Inc. and me dated March 1, 1985. This is a further notification of the exercise of my option to terminate such Agreement according to paragraph 5, of such agreement, effective 30 days from the date of this letter.

/s/ William W. Houck
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    William W. Houck